UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     June 23, 2003

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                    1-123              61-0243150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100

Item 5.  Other Events

On June 23, 2003, Brown-Forman Corporation issued a press release announcing certain executive promotions. A copy of Brown-Forman Corporation's press release of June 23, 2003 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

 (a)      Not applicable.
 (b)      Not applicable.
 (c)      Exhibits.
          99.1     Press Release, dated June 23, 2003

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Brown-Forman Corporation
                                            (Registrant)


Date:   June 24, 2003                     By:  /s/ Michael B. Crutcher
                                                Michael B. Crutcher
                                                Senior Vice President,
                                                General Counsel and Secretary


Exhibit Index
 99.1  Press Release, dated June 23, 2003, issued by Brown-Forman Corporation

                                                                 Exhibit 99.1

FOR IMMEDIATE RELEASE

BROWN-FORMAN ANNOUNCES NEW EXECUTIVE PROMOTIONS
Appointments Reflect Succession Plan

Louisville, KY, June 23, 2003 - Brown-Forman Chairman and Chief Executive Officer Owsley Brown II announced today the appointment of several top executives to new positions and the assignment of new responsibilities to other leaders within the company. The moves are being made in anticipation of the October 1 retirement of William M. Street, president of Brown-Forman Corporation and CEO of Brown-Forman Beverages, the company's largest subsidiary. Although he is retiring from his executive role, Street will continue to serve on Brown-Forman's Board of Directors.

Brown, age 60, remains chairman and CEO of Brown-Forman Corporation. In announcing the new executive promotions, Brown said, "Our Board of Directors worked with us for well over a year in shaping, reviewing, and approving our succession strategy and we are very pleased with the outcome."

Brown announced the promotion of Paul C. Varga to president and chief executive officer of Brown-Forman Beverages. "Paul Varga has brought dedication, creative thinking, and leadership to every one of the challenges and opportunities he has faced in his 17 years at Brown-Forman. He was a key architect of our brand-building strategy announced last summer, and since 1990 has been working at the heart of building strong consumer franchises for our company."

Varga joined Brown-Forman in 1986 and soon became a merchandising representative in Chicago. Over the next few years he held a series of increasingly important sales positions and in 1990 joined the Jack Daniel's marketing team. In 1994 he became director of the Office of CEO, and in 1996 was named senior vice president and brand equity director for the company's Global Brand Equity group. In 1998 he became director of marketing for Brown-Forman's spirits business in North America, and in 2000 was promoted to his most recent position as global chief marketing officer for the company's spirits brands.

Brown also announced that James L. Bareuther, currently president of Brown-Forman Spirits Americas, will be promoted to executive vice president and chief operating officer of Brown-Forman Beverages. "Jim Bareuther brings a wealth of industry experience and relationships developed over a 30-year career in the wine and spirits industry," Brown said. "He knows as well as anyone what it takes to succeed in today's competitive retail environment and will play a critical role in the day-to-day operations of the entire beverage business."

Since joining Brown-Forman almost nine years ago, Bareuther has progressed from serving as director of spirits sales to executive vice president of the company's spirits business in North America to president of Brown-Forman Spirits Americas. Prior to joining Brown-Forman, Bareuther was executive vice president of sales and marketing for the Seagram Classics Wine Company.

"Phoebe Wood, our chief financial officer, recently joined the Board of Lenox and I am happy to announce today that she will take on the additional role of vice chairman of Lenox and assist Chairman Barry Bramley in the oversight of this important subsidiary," stated Brown. Wood will continue her critically important role as Brown-Forman's chief financial officer, its lead contact with the investment community, and overseeing the company's Hartmann subsidiary.

As part of the succession strategy, Brown-Forman has also re-instituted the position of vice chairman of the corporation, a role that previously has been held by such individuals as Owsley Frazier, Martin Brown, and Bill Street. Owsley Brown announced today that Michael B. Crutcher and James S. Welch, Jr. have been named to the position of vice chairman of Brown-Forman Corporation.

In addition to retaining his current role as general counsel, Crutcher will take on greater responsibility for such matters as industry relations, civic activities, and the expanding regulatory demands created by the Sarbanes-Oxley Act and the New York Stock Exchange. "Michael Crutcher is well known for his keen insights and sound judgment and he will play a key role in the company's leadership," stated Brown.

Along with his current duties as head of human resources, Welch will take on responsibility for strategic planning and the company's internal business consulting unit, and will coordinate the company's activity with its family shareholders. Brown said, "Jim Welch brings a well-honed strategic perspective to his new duties as vice chairman, and he will continue to play a vital role in developing the people and organizations that build strong brands."

Brown  also   announced  that  Don  Berg  has  been  promoted  to  president  of
Brown-Forman Spirits Americas, filling the key leadership position that Jim Bareuther has held. "Don Berg is a seasoned and versatile executive and he brings to his new job the leadership skills and knowledge he has gained from his broad experiences at Brown-Forman," Brown said. Berg has served as director of the company's internal business consulting unit, president of the Advancing Markets Group, the head of Corporate Development and Strategy, and most recently as senior vice president in charge of Brown-Forman Spirits Americas marketing and open states sales in the U.S.

The company also announced that Michael V. Cheek, who has been executive vice president, Brown-Forman Beverages, and president, Brown-Forman Spirits, will take on a new role for the company. Cheek has expressed a desire to slow down from his demanding travel schedule and relocate to his home in Naples, Florida, where he can work part-time for Brown-Forman while overseeing his other business interests. He will continue as chairman of Finlandia Vodka Worldwide and as the Brown-Forman director on the board of Glenmorangie PLC. He will also assist the company with selected global accounts and key strategic relationships, where he can utilize his vast knowledge of the trade and distribution network. "Mike Cheek's great leadership of our world-wide spirits business has been a key factor in our company's recent growth," said Mr. Brown. "We congratulate him on his wonderful years of full-time service and are delighted that he will remain closely associated with Brown-Forman."

All the new appointments and new responsibilities take effect August 1, 2003.

Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Southern Comfort, Finlandia Vodka, Canadian Mist, Fetzer and Bolla Wines, Korbel California Champagnes, Lenox, Dansk, and Gorham tableware and giftware and Hartmann Luggage.